UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (240) 744-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Director

The Company announced that, on February 5, 2014, Mr. Robert Baylis expressed his intention not to stand for re-election to the Board at the 2014 Annual Meeting of Stockholders of the Company and that his term will therefore end at the conclusion of the 2014 Annual Meeting. Mr. Baylis’ retirement comes after 18 years of distinguished service as a director, including as the Lead Independent Director. Mr. Baylis confirmed to the Board that his determination to not stand for re-election is not the result of any disagreement with the Company relating to its operations, policies or practices. The Board also determined that, effective at the conclusion of the 2014 Annual Meeting of Stockholders, the size of the Board shall be decreased from ten to nine directors.

Compensatory Arrangements of Non-Employee Directors

On February 6, 2014, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board approved new compensatory arrangements for the non-employee directors of the Company, which are effective as of January 1, 2014.

Stock Compensation – Annual Stock Award

The annual stock retainer for independent directors was increased from $90,000 to $115,000, to be made after the annual meeting of stockholders, with the number of shares to be determined based on the fair market value of the Company’s stock on that date.

Cash Compensation

The annual cash retainer for Lead Independent Director was increased from $10,000 annually to $20,000 annually. In addition, the annual cash retainer for Chair of the Compensation Policy Committee was increased from $10,000 to $15,000. All other cash compensation for non-employee directors remains unchanged. These amounts are:

•	retainer of $65,000 per year

•	$8,000 per year for membership on the Compensation Policy Committee or the Nominating and Corporate Governance Committee

•	$12,000 per year for membership on the Audit Committee;

•	$10,000 per year to the chair of the Nominating and Corporate Governance Committee; and

•	$15,000 per year to the chair of the Audit Committee

As in prior years, no fees are paid for attendance at the 5 regularly scheduled Board meetings, however, non-employee directors receive $1,500 for attendance at any special meeting. Similarly, there are no fees paid for attendance at up to five meetings of the Nominating and Corporate Governance Committee and Compensation Policy Committee and up to seven meetings of the Audit Committee; however, non-employee directors receive $1,500 for attendance at any special committee meetings in excess of those amounts. There were no changes to these fee amounts.

Perquisite

Directors receive complimentary rooms, food and beverage and other hotel services when they stay at properties owned by the Company or managed by its major operators in order to encourage our directors to visit and personally evaluate the properties and the managers. The annual limit of $30,000 was unchanged but was adjusted to be measured over a rolling three year period (i.e., $90,000 over three years). Directors are also reimbursed for taxes associated with the annual amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 10, 2014	HOST HOTELS & RESORTS, INC.

	By:	/s/ BRIAN G. MACNAMARA

Brian G. Macnamara
Senior Vice President and
Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

Date: February 10, 2014	By:	HOST HOTELS & RESORTS, INC.,
its general partner

	By:	/s/ BRIAN G. MACNAMARA

Brian G. Macnamara
Senior Vice President and
Corporate Controller